Exhibit 10.7
AMENDMENT NO. 1
TO THE
FOREST CITY ENTERPRISES, INC.
2005 DEFERRED COMPENSATION PLAN
FOR EXECUTIVES
(As Amended And Restated Effective January 1, 2008)
     Forest City Enterprises, Inc. hereby adopts this Amendment No. 1 to the Forest City Enterprises, Inc. 2005 Deferred Compensation Plan for Executives (As Amended and Restated Effective January 1, 2008) (the “Plan”). Words and phrases used herein with initial capital letters that are defined in the Plan are used herein as so defined.
     Effective for any Specified Year Payment Election made after the date of adoption of this Amendment No. 1 to the Plan, the phrase “two years” in Section 5(i)(a)(2)(I) of the Plan is hereby amended to read “five years.”
     EXECUTED at Cleveland, Ohio, this 17th day of December, 2009.

FOREST CITY ENTERPRISES, INC.
By:	/s/ Andrew J. Passen
	Title:	Executive Vice President of Human Resources